Filed Pursuant to Rule 424(b)(3)
Registration No. 333-180775

PROSPECTUS SUPPLEMENT NO. 1
(to Prospectus dated June 8, 2012)

GLOBALOPTIONS GROUP, INC.

This is a prospectus supplement to our prospectus dated June 8, 2012 (the “Prospectus”) relating to the resale from time to time by selling stockholders of up to 3,266,968 shares of our common stock.  During the fiscal quarter ended June 30, 2012, we settled our sole outstanding litigation for approximately $23,000.

This prospectus supplement should be read in conjunction with and is incorporated by reference into the Prospectus and may not be delivered or utilized without the Prospectus, including any amendments or supplements thereto.  This prospectus supplement is qualified by reference to the Prospectus, except to the extent that the information provided by this prospectus supplement supersedes the information contained in the Prospectus.

INVESTING IN OUR COMMON STOCK INVOLVES SIGNIFICANT RISKS.  YOU SHOULD CAREFULLY CONSIDER THE RISK FACTORS BEGINNING ON PAGE 2 OF THE PROSPECTUS BEFORE MAKING A DECISION TO INVEST IN OUR COMMON STOCK.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete.  Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is August 29, 2012.